Exhibit 23(b)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ALLTEL Corporation for the registration of 5,449,997 shares of ALLTEL common stock, and to the incorporation by reference of our report dated March 6, 1998, with respect to the consolidated financial statements and schedule of 360(Degree) Communications Company, included in ALLTEL Corporations' Annual Report on Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1998.


                                                            /s/Ernst & Young LLP
                                                            Ernst & Young LLP

Chicago, Illinois
April 16, 1999